As filed with the Securities and Exchange Commission on December 8, 2006
                                                 Registration No. 333-__________



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ------------------------------------
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                            OPEXA THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)
                        (formerly PharmaFrontiers Corp.)

                  Texas                                    76-0333165
      (State or other jurisdiction                        (IRS Employer
           of incorporation or                       Identification Number)
              organization)

                            2635 Crescent Ridge Drive
                           The Woodlands, Texas 77381
                                 (281) 272-9331
          (Address and telephone number of principal executive offices)

                    June 2004 Compensatory Stock Option Plan
                      ------------------------------------
                            (Full Title of the Plans)

                                    copy to:
                            Thomas C. Pritchard, Esq.
                           Three Riverway, Suite 1800
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 209-2921
                                -----------------

                         CALCULATION OF REGISTRATION FEE
================================== ================== ====================== ====================== ================

            Title of                                    Proposed Maximum       Proposed Maximum        Amount of
        Securities To Be             Amount Being        Offering Price            Aggregate         Registration
           Registered                Registered(1)        Per Share(2)         Offering Price(2)          Fee
---------------------------------- ------------------ ---------------------- ---------------------- ----------------
Common Stock, par value
$0.50 per share.................       1,200,000              $5.76               $6,912,000             $740
--------------------------------------------------------------------------------------------------- ----------------

TOTAL
=================================================================================================== ================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices for a share of common stock as reported by the Nasdaq Global Market on December 4, 2006.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.      Incorporation of Documents by Reference

             The following documents filed by Opexa Therapeutics, Inc. ("Company" or "Registrant") with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

             1. The Company's annual report on Form 10-KSB for the year ended December 31, 2005, as amended by the Form 10-KSB/A;

             2. The Company's quarterly reports on Form 10-QSB/A for the quarter ended March 31, 2006 and by Form 10-QSB for the quarters ended June 30, 2006 and September 30, 2006;

             3. The Company's current reports on Form 8-K filed on January 17, 2006, April 18, 2006, May 15, 2006, June 16, 2006, June 19, 2006, June 21, 2006,
August 14, 2006, September 1, 2006, November 1, 2006 and November 13, 2006; and

             4. The description of the Company common stock is contained in the registration statement Registration No. 333-134046 filed on Form SB-2 with the Securities and Exchange Commission on May 12, 2006, as amended on Form SB-2/A on June 22, 2006.

             All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.      Description of Securities

             Not Applicable.

Item 5.      Interest of Named Experts and Counsel

             The shareholders of Brewer & Pritchard PC, our legal counsel, own 31,584 shares of our common stock.

Item 6.      Indemnification of Directors and Officers

             Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The bylaws of the Company limit the liability of directors to the Company or its stockholders to the fullest extent permitted by Texas law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

             The inclusion of this provision in the bylaws may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the company and its stockholders.

Item 7.      Exemption from Registration Claimed

             Not Applicable

Item 8.      Exhibits

             The following exhibits are filed as part of this Registration
Statement:

Exhibit No.        Identification of Exhibit
-----------        -------------------------

  Exhibit 4.1      Form of Common Stock Certificate (incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on
                   Form 10-SB (File No. 000-25513), initially filed March 8,
                   1999
  Exhibit 4.2      2004 Compensatory Stock Option Plan (incorporated by
                   reference to Exhibit B to the Company's Definitive
                   Information Statement filed on June 29, 2004).
  Exhibit 4.3      Amendment to 2004 Compensatory Stock Option Plan
                   (incorporated by reference to the Company's Definitive
                   Information Statement filed on May 15, 2006).
  Exhibit 5.1 *    Opinion of Brewer & Pritchard PC
  Exhibit 23.1 *   Consent of Malone & Bailey, PC
  Exhibit 23.2 *   Consent of Brewer & Pritchard PC. (included in Exhibit 5.1)


Item 9.      Undertakings

             (a) The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             i.       To include any prospectus required by
                                      Section 10(a)(3) of the Securities Act;

                             ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                             iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                      Provided, however, that paragraphs
                                      (a)(1)(i) and (ii) do not apply if the
                                      registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on the 8th day of December, 2006.


                                OPEXA THERAPEUTICS, INC.


                                By:   /s/ David B. McWilliams
                                   --------------------------------------
                                    David McWilliams, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                                   Title                                   Date
---------                                   -----                                   ----


/s/ David B. McWilliams                    President, Chief Executive Officer and   December 8, 2006
---------------------------------------    Director (principal executive officer)
David B. McWilliams


/s/ Lynne Hohlfeld                         Chief Financial Officer                  December 8, 2006
---------------------------------------
Lynne Hohlfeld


/s/ Gregory H. Bailey                      Director                                 December 8, 2006
---------------------------------------
Gregory H. Bailey


/s/ Scott B. Seaman                        Director                                 December 8, 2006
---------------------------------------
Scott B. Seaman


/s/ David Hung                             Director                                 December 8, 2006
---------------------------------------
David Hung


/s/ Michael Richman                        Director                                 December 8, 2006
---------------------------------------
Michael Richman